Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(218,328,070)
Unrealized Gain (Loss) on Market Value of Futures	392,527,290
Interest Income	28,929
ETF Transaction Fees	14,000
Total Income (Loss)	$174,242,149

Expenses
Investment Advisory Fee	$714,125
Tax Reporting Fees	140,000
Brokerage Commissions	118,159
NYMEX License Fee	36,807
Legal Fees	25,153
Audit Fees	12,274
Prepaid Insurance Fees	8,870
Non-interested Directors' Fees and Expenses	8,108
SEC & FINRA Registration Fees	7,000
Total Expenses	$1,070,496
Net Gain (Loss)	$173,171,653

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/10	$2,043,114,699
Additions (-700,000 Units)*	(19,030,235)
Withdrawals (8,700,000 Units)**	(342,633,353)
Net Gain (Loss)	173,171,653

Net Asset Value End of Period	$1,854,622,764
Net Asset Value Per Unit (47,800,000 Units)	$38.80

* Includes prior period cancelled subscriptions of 1,600,000 shares at a total of $52,851,992 and current period subscriptions of 900,000 shares at a total of $33,821,757.
** Includes prior period cancelled redemptions of 1,600,000 shares at a total of $52,851,992 and current period redemptions of 10,300,000 shares at a total of $395,485,345.

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502